Exhibit 10.5
FOURTH SUPPLEMENTAL INDENTURE
FOURTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of June 30, 2021, among Diamondback E&P LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), as successor in interest to Diamondback O&G LLC, a Delaware limited liability company (“O&G”), each a subsidiary of Diamondback Energy, Inc., a Delaware corporation (the “Company”), the Company and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company, as issuer, and O&G, as a Guarantor, have heretofore executed and delivered to the Trustee an indenture (as amended, supplemented and otherwise modified to the date hereof, the “Indenture”), dated as of December 20, 2016, providing for the issuance of 5.375% Senior Notes due 2025 (the “Notes”);
WHEREAS, pursuant to Section 10.04 of the Indenture, O&G, in its capacity as a Guarantor under the Indenture, is authorized to merge with or into another Person if (1) immediately after giving effect to such transaction or series of transactions, no Default or Event of Default exists and (2) subject to Section 10.05 of the Indenture, the Person surviving any such merger (if other than the Guarantor) unconditionally assumes all the obligations of such Guarantor under its Note Guarantee and the Indenture pursuant to a supplemental indenture substantially in the form of Exhibit F to the Indenture;
WHEREAS, as of the date hereof, O&G is merging with and into the Guaranteeing Subsidiary, with the Guaranteeing Subsidiary as the surviving Person (the “Merger”) and the Guaranteeing Subsidiary will thereafter succeed to and be substituted for O&G with the same effect as if Guaranteeing Subsidiary had been named as a Guarantor in the Indenture;
WHEREAS, immediately after giving effect to the Merger no Default or Event of Default exists and, pursuant to this Supplemental Indenture, the Guaranteeing Subsidiary, as the Person surviving the Merger, agrees to unconditionally assume all the obligations of O&G under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01(a)(3) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the other parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. Subject to Article 10 of the Indenture, the Guaranteeing Subsidiary hereby assumes all the obligations of O&G under O&G’s Note

Guarantee and the Indenture and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (1) the principal of, premium on, if any, and interest and Special Interest, if any, on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium on, if any, and interest and Special Interest, if any, on, the Notes, if lawful, and all other obligations of the Company to the Holders or the Trustee under the Indenture or the Notes will be promptly paid in full or performed, all in accordance with the terms of the Indenture and the Notes; and (2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.
3.    NO RECOURSE AGAINST OTHERS. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
4.    NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or Portable Document Format (“PDF”) transmission shall constitute effective execution and delivery of this instrument as to the parties hereto and may be used in lieu of the original instrument for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.
[Signatures to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING SUBSIDIARY:

DIAMONDBACK E&P LLC

By: /s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Executive Vice President, Chief Accounting Officer, and Assistant Secretary

COMPANY:

DIAMONDBACK ENERGY, INC.

By: /s/ Teresa L. Dick
Name: Teresa L. Dick
Title: Executive Vice President, Chief Accounting Officer, and Assistant Secretary
Signature Page to Fourth Supplemental Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Jessica Wuornos
Name: Jessica Wuornos
Title: Vice President
Signature Page to Fourth Supplemental Indenture